AMENDED AND RESTATED
                               ADVISORY AGREEMENT

     AGREEMENT made as of the 1st day of June, 1996, between PAUZE, SWANSON & ASSOCIATES INVESTMENT ADVISORS, INC., d/b/a Pauze Swanson Capital Management Co., a corporation organized under the laws of the State of Texas and having its principal place of business in Houston, Texas (the "Portfolio Manager"), and PAUZE FUNDS, a Massachusetts business trust having its principal place of business in Houston, Texas (the "Trust").

     WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered under the Investment Company Act of 1940 (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Portfolio Manager is the investment advisor to the Pauze U.S. Government Total Return Bond Fund, a series of the Trust (the "Initial Fund") and it is anticipated the Portfolio Manager will act as the investment advisor to future series of the Trust (collectively, the "Funds"); and

     WHEREAS, the Advisor, together with the initial administrative service provider, caused the Trust to be organized in late 1993 and, upon resignation of the initial administrative service provider in February 1996, assumed many of the administrative responsibilities of that entity; and

     WHEREAS, the Shareholders of the Initial Fund have approved a revised fee schedule for this Advisory Agreement in recognition of certain additional services being provided to the Trust by the Advisor;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

     1    APPOINTMENT OF PORTFOLIO MANAGER.

          a) Initial Fund. The Trust hereby appoints the Portfolio Manager to act as manager and investment adviser to the Initial Fund for the period and on the terms herein set forth. The Portfolio Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          b) Additional Funds. In the event that the Trust establishes one or more series of shares other than the Initial Fund with respect to which it desires to retain the Portfolio Manager to render management and investment advisory services hereunder, it shall so notify the Portfolio Manager

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               in writing,  indicating  the  advisory  fee which will be payable with respect to the additional series of shares. If the Portfolio Manager is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Fund hereunder and the fee schedule attached hereto shall be amended accordingly.

     2.   DUTIES OF PORTFOLIO MANAGER.

     The Portfolio Manager, at its own expense, shall furnish the following services and facilities to the Trust:

          a) Investment Program. The Portfolio Manager will (i) furnish continuously an investment program of each Fund, (ii) determine (subject to the overall supervision and review of the Board of Trustees of the Trust) what investments shall be purchased, held, sold or exchanged by each Fund and what portion, if any, of the assets of each Fund shall be held uninvested, and (iii) make changes on behalf of the Trust in the investments of each Fund.

          b) The Portfolio Manager shall forward all instructions for the purchase and sale of portfolio securities for the account of each Fund to Declaration Service Company, the Trust's Administrator.

          c) Additional Duties. The Portfolio Manager will plan and implement the overall business strategies of the Trust and provide administrative and managerial support to the Trust. The Portfolio Manager will (i) establish new series and pay associated start-up costs, (ii) promote the Funds through its ongoing efforts and relationships with broker/dealers, potential clients and other interested persons, (iii) sell shares of the Funds on behalf of the distributor to qualified institutional and private investors, and assist the distributor in developing sales organizations to sell and distribute the Funds, (iv) provide strategic planning for consideration by the Board, including the establishment of new series and creation of additional classes of shares, and (v) research and produce due diligence reports on the Trust's current and potential service providers, including the administrator, accountant, custodian, transfer agent and distributor, for the Board. The Portfolio Manager will advise and assist the officers of the Trust in taking such steps as are necessary and/or appropriate to carry out the decisions of the Board and the committees of the Board regarding the conduct of the business of the Trust.

     3.   ALLOCATION OF EXPENSES.

     Except for the services to be provided by the Portfolio Manager as set forth in Paragraph 2 above, the Trust assumes and shall pay all expenses for all other Trust operations and activities and shall reimburse the Portfolio Manager for any such expenses incurred by the Portfolio Manager. The expenses to be borne by the Trust shall include, without limitation:

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          a)   the charges  and  expenses of any  registrar,  stock  transfer or dividend disbursing agent, administrator, accounting services agent, transfer agent, shareholder servicing agent, custodian, or depository appointed by the Trust for the safekeeping of its cash, portfolio securities and other property;

          b)   the charges and expenses of auditors;

          c)   brokerage   commissions   for   transactions   in  the  portfolio
               securities of the Trust;

          d) all taxes, including issuance and transfer taxes, and corporate fees payable by the Trust to Federal, state or other governmental agencies;

          e) the cost of stock certificates (if any) representing shares of the Trust;

          f) expenses involved in registering and maintaining registration of the Trust and of its shares with the Securities and Exchange Commission and various states and other jurisdictions, including reimbursement of actual expenses incurred by the Portfolio Manager in performing such functions for the Trust, and including compensation of persons who are Portfolio Manager employees in proportion to the relative time spend on such matters;

          g) all expenses of shareholders' and Trustees' meetings, including meetings of committees, and of preparing, printing and mailing proxy statements, quarterly reports, semi-annual reports, annual reports and other communications to shareholders;

          h) all expenses of preparing and setting in type prospectuses, and expenses of printing and mailing the same to shareholders [but not expenses of printing and mailing of prospectuses and literature used for promotional purposes in accordance with Paragraph 2(d) above];

          i)   compensation   and  travel  expenses  of  Trustees  who  are  not
               "interested persons" within the meaning to the 1940 Act;

          j) the expense of furnishing, or causing to be furnished, to each shareholder a statement of his account, including the expense of mailing;

          k) charges and expenses of legal counsel and internal audit/compliance personnel in connection with matters relating to the Trust, including, without limitations, legal services rendered in connection with the Trust's corporate and financial structure and relations with its shareholders, issuance of Trust shares, and registration and qualification of securities under Federal, state and other laws;

          l) the expenses of attendance at professional meetings of organizations such as the Investment Company Institute, the No Load Mutual Fund Association, or Commerce Clearing House by officers and Trustees of the Trust, and the membership or association dues of such organizations;

          m) all cost and expense of maintaining the books and records of the Trust, including, but not limited to, general ledger accounting and preparation of financial statements;

          n) the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act;

          o)   interest payable on Trust borrowings; and

          p)   postage.

     4.   PORTFOLIO MANAGEMENT FEE.

          a) For the services and facilities to be provided to each of the Funds by the Portfolio Manager as provided in Paragraph 2 hereof, the Trust shall pay the Portfolio Manager a monthly fee with respect to each of the Funds as soon as practical after the last day of each calendar month, which fee shall be paid at the rate set forth in the attached fee schedule, based upon the Monthly Average Net Assets [as defined in subparagraph (c) below] of such Fund for such calendar month.

          b) In the case of termination of this Agreement with respect to any Fund during any calendar month, the fee with respect to such Fund for that month shall be reduced proportionately based upon the number of calendar days during which it is in effect and the fee shall be computed upon the average net assets of such Fund for the business days which it is so in effect.

          c) The "Monthly Average Net Assets" of any Fund of the Trust for any calendar month shall be equal to the quotient produced by dividing i) the sum of the net assets of such Fund, determined in accordance with procedures established from time to time by or under the direction of the

               Board of Trustees of the Trust in accordance with the Master Trust Agreement of the Trust, as of the close of business on each day during such month that such Fund was open for business, by
               ii) the number of such days.

     5.   EXPENSE LIMITATION.

     The Portfolio Manager agrees that for any fiscal year of the Trust during which the total of all expenses of the Trust (including investment advisory fees under this agreement, but excluding interest, portfolio brokerage commissions and expenses, taxes and extraordinary items and any other item excludable under the applicable state laws) exceeds the lowest expense limitation imposed in any state in which the Trust is then making sales of its shares or in which its shares are then qualified for sale, the Portfolio Manager will reimburse the Trust (an amount not to exceed its investment advisory fees) for such expenses not otherwise excluded from reimbursement by this Paragraph 5 to the extent that they exceed such expense limitation.

     6.   TRUST TRANSACTIONS.

     The Portfolio Manager agrees that neither it nor any of its officers or Directors will take any long or short term position in the shares of the Trust; provided, however, that such prohibition:

          a) shall not prevent the Portfolio Manager from purchasing shares of the Trust if orders to purchase such shares are placed upon the receipt by the Portfolio Manager of purchase orders for such shares and are not in excess of such purchase orders received by the Portfolio Manager; and

          b) shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price at which such shares are available to the public at the time of purchase or as part of the initial capital of the Trust.

     7.   RELATIONS WITH TRUST.

     Subject to and in accordance with the Trust's Master Trust Agreement and By-laws of the Trust and the Articles of Incorporation and By-laws of the Portfolio Manager, respectively, it is understood that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Portfolio Manager (or any successor thereof) as directors, officers, or otherwise; that directors, officers, agents and shareholders of the Portfolio Manager are or may be interested in the Trust as Trustees, officers, shareholders, or otherwise; that the Portfolio Manager (or any such successor) is or may be interested in the Trust as a shareholder or otherwise; and that the effect of any such adverse interests shall be governed by said Master Trust Agreement, Articles of Incorporation and By-laws.

     8.   LIABILITY OF PORTFOLIO MANAGER AND OFFICERS AND TRUSTEES OF THE TRUST.

     No provision of this Agreement shall be deemed to protect the Portfolio Manager against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement. Nor shall any provision hereof be deemed to protect any Trustee or officer of the Trust against any such liability to which he might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of his duties or the reckless disregard of his obligations and duties. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     9.   DURATION AND TERMINATION OF THIS AGREEMENTS.

          a) Duration. This Agreement shall become effective with respect to the Initial Fund on the date hereof and, with respect to any additional Fund, on the date of receipt by the Trust of notice from the Portfolio Manager in accordance with Paragraph 1(b) hereof that the Portfolio Manager is willing to serve as Portfolio Manager with respect to such Fund. Unless terminated by herein provided, this Agreement shall remain in full force and effect for two years after initial approval by shareholders with respect to the Initial Fund and, with respect to each additional Fund, until the next date of the Initial Fund is subject to review for continuance following the date on which such Fund becomes a Fund hereunder, and shall continue in full force and effect for a period of one year thereafter with respect to each Fund so long as such continuance with respect to any such Fund is approved at lease annually i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of such Fund, and ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

               Any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of any Fund shall be effective to continue this Agreement with respect to any such Fund notwithstanding i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund affected thereby, and ii) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless approval shall be required by any other applicable law or otherwise.

          b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Portfolio Manager on sixty
               (60) days' written notice to the other party.

          c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its assignment.

     10.  PRIOR AGREEMENT SUPERSEDED.

     This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

     11.  NAME OF TRUST.

     It is understood that the names "Pauze" and "Swanson" and any logo associated with that name, is the valuable property of the Portfolio Manager, and that the Trust has the right to include "Pauze" and "Swanson" as a part of its name only so long as this Agreement shall continue. Upon termination of this Agreement the Trust shall forthwith cease to use said names and logos and shall submit to its shareholders an amendment to its Master Trust Agreement to change the Trust's name.

     12.  SERVICES NOT EXCLUSIVE.

     The services of the Portfolio Manager to the Trust hereunder are not to be deemed exclusive, and the Portfolio Manager shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

     13.  LIMITATION OF LIABILITY.

     The term "Pauze Funds" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated October 12, 1993, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement. The Master Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.


                                      PAUZE, SWANSON & ASSOCIATES
                                      INVESTMENT ADVISORS, INC.
PAUZE FUNDS                           d/b/a Pauze Swanson Capital Management Co.

By  Philip C. Pauze                   By  Philip C. Pauze
    --------------------                  --------------------
    President                             President

ATTEST:                              ATTEST:

Patricia Dobson                      Patricia Dobson
------------------------             -------------------------
Assistant Secretary                  Assistant Secretary

                                 FEE SCHEDULE TO
                              AMENDED AND RESTATED
                            ADVISORY AGREEMENT DATED
                                  JUNE 1, 1996
--------------------------------------------------------------------------------

PAUZE U.S. GOVERNMENT TOTAL RETURN BOND FUND

Up to $100 million                          60 basis points (.0060)
From $100,000,001 to $250 million           50 basis points (.0050)
From $250,000,001 to $500 million           45 basis points (.0045)
In Excess of $500 million                   40 basis points (.0040)


PAUZE U.S. GOVERNMENT
   INTERMEDIATE TERM BOND FUND              50 basis points (.0050)

PAUZE U.S. GOVERNMENT
   SHORT TERM BOND FUND                     50 basis points (.0050)